FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        SOUTHERN COMPANY CAPITAL TRUST V
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                                    Applied For
-------------------------------------------------------------------------------
(State of incorporation or organization) (IRS Employer Identification No.)

270 Peachtree Street, NW, Atlanta, Georgia                     30303
-------------------------------------------------------------------------------
 (Address of principal executive offices)                  (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file numbers to which this form relates: 333-64871, 333-64871-01, 333-64871-02, 333-64871-03 and 333-64871-04.

Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of each exchange
Title of each class                                   on which each class is
to be so registered                                     to be so registered
------------------------------------------------------------------------------

6.875% Cumulative Quarterly Income Preferred           New York Stock Exchange
Securities (liquidation amount $25 per Preferred
Security)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 6.875% Cumulative Quarterly Income Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Southern Company Capital Trust V, a Delaware business trust ("Southern Company Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3 of The Southern Company, Southern Company Capital Funding, Inc., Southern Company Capital, Southern Company Capital Trust VI and Southern Company Capital Trust VII Registration Nos. 333-64871, 333-64871-01, 333-64871-02, 333-64871-03 and
333-64871-04, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus subsequently filed by The Southern Company, Southern Company Capital Funding, Inc., Southern Company Capital, Southern Company Capital Trust VI and Southern Company Capital Trust VII pursuant to Rule 424(b) under the Securities Act. Such prospectus shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

      1        -- Registration Statement on Form S-3, as amended, filed by
                  The Southern Company, Southern Company Capital Funding, Inc., Southern Company Capital, Southern Company Capital Trust VI and Southern Company Capital Trust VII (Registration Nos. 333-64871, 333-64871-01, 333-64871-02, 333-64871-03 and
                  333-64871-04) (the "Registration Statement") (incorporated herein by reference).

      4(a)     -- Certificate of Trust of Southern Company Capital
                  (designated in the Registration Statement as Exhibit 4.5-A and incorporated herein by reference).

      4(b)     -- Trust Agreement of Southern Company Capital (designated in the Registration Statement as Exhibit 4.6-A and incorporated herein by reference).

      4(c)     -- Form of Amended and Restated Trust Agreement of Southern
                  Company Capital (designated in the Registration Statement as
                  Exhibit 4.7-A and incorporated herein by reference).

      4(d)     -- Subordinated Note Indenture dated as of June 1, 1997 among
                  Southern Company Capital Funding, Inc., The Southern Company and Bankers Trust Company, as trustee (designated in the Form 10-K for the year ended December 31, 1997, File No. 1-3536, as
                  Exhibit 4(a)(2) and incorporated herein by reference).

      4(e)     -- Form of Supplemental Indenture to Subordinated Note
                  Indenture among Southern Company Capital Funding, Inc., The Southern Company and Bankers Trust Company, as trustee (designated in the Registration Statement No. 333-50659 as
                  Exhibit 4.2 and incorporated herein by reference).


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated   December 18, 1998            SOUTHERN COMPANY CAPITAL TRUST V

                                     By SOUTHERN COMPANY CAPITAL FUNDING, INC.,
                                              as Depositor



                                     By       /s/Wayne Boston
                                                 Wayne Boston
                                              Assistant Secretary